UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 24, 2012

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2012, Symantec Corporation (the “Company”) announced the appointment of Stephen M. Bennett, age 58, as its new President and Chief Executive Officer in addition to his role as Chairman of the Board of Directors of the Company (the “Board”). Mr. Bennett has served as a member of the Board since February 2010 and as Chairman of the Board since October 2011. Mr. Bennett was President and Chief Executive Officer of Intuit, Inc. from January 2000 to January 2008. Prior to Intuit, Mr. Bennett was at General Electric Corporation (GE) for 23 years. From December 1999 to January 2000, he was an executive vice president and a member of the board of directors of GE Capital, the financial services subsidiary of GE. From July 1999 to November 1999, he was President and Chief Executive Officer of GE Capital e-Business, and he was President and Chief Executive Officer of GE Capital Vendor Financial Services from April 1996 through June 1999. Mr. Bennett also serves as a director of Qualcomm, AMR Corporation and a private company. He has previously served as a director of a variety of companies, including Intuit, Inc. and Sun Microsystems, Inc. He holds a degree in finance and real estate from the University of Wisconsin.

On July 24, 2012, Enrique Salem resigned from his role as President and Chief Executive Officer of the Company and Mr. Salem resigned from the Board of Directors. Immediately following Mr. Salem’s resignation, the Board of Directors reduced the number of authorized directors from 10 to 9.

On July 24, 2012, Mr. Bennett resigned his membership on the Compensation and Nominating and Governance Committees of the Board and Mr. Bennett no longer serves on any Board committees. In addition, Daniel H. Schulman was appointed as the Company’s Lead Director effective July 25, 2012.

There are no family relationships between Mr. Bennett and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. As of the date of this filing, the Company and Mr. Bennett have not established Mr. Bennett’s compensatory arrangements in connection with his serving as President and Chief Executive Officer.

Mr. Salem is entitled to receive cash severance and equity acceleration benefits for termination without cause as provided by the terms of his employment agreement and pursuant to the terms of the Company’s existing compensatory arrangements, including its Long Term Incentive Plan and its Performance Based Restricted Share Unit Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: July 30, 2012	By:	/s/ Scott C. Taylor
Scott C. Taylor
Executive Vice President, General Counsel and Secretary